UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): August 12, 2013

UCP HOLDINGS, INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-52239	98-0449083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, 20th Floor

New York, NY 10005

(Address of principal executive offices)

(212) 618-1312

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

 Copies to:

Andrea Cataneo, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, NY 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2013, UCP Holdings, Inc. (the “Company”) entered into and closed a share exchange agreement (the “Exchange Agreement”) with Sinan Bilgin (the “Shareholder”). Pursuant to the Exchange Agreement, the Shareholder transferred to the Company 700,000 shares of common stock of Cosmos Yatirim Ortakligi A.S. (“Cosmos”), representing approximately 11.67% of the outstanding shares of Cosmos, in exchange for 1,500,000 newly issued shares of the Company’s common stock. Cosmos is an investment company based in Istanbul, Turkey that invests in a variety of security types in Turkey.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Share Exchange Agreement, dated August 12, 2013, between the Company and the Shareholder

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2013	UCP Holdings, Inc.

/s/ Russell Covarrubia
Russell Covarrubia
Chief Executive Officer

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